Exhibit 99.1

Immune Pharmaceuticals Announces Third Quarter 2015 Corporate Update, Financial Results and Conference Call Details

Expansion of Bertilimumab Phase 2 Clinical Trials to the U.S. and Europe

NEW YORK, NY, November 12, 2015 /PRNewswire/ -- Immune Pharmaceuticals Inc. (NASDAQ: IMNP) ("Immune" or the “Company”) announces corporate update and three months and nine months ended September 30, 2015 financial results.

Recent Highlights, Upcoming Milestones and Third Quarter 2015 Financial Results

Dr. Daniel Teper, CEO of Immune stated, “Over the past few months we have made decisive progress in the clinical development of our lead product candidate and first–in-class monoclonal antibody, bertilimumab, which targets eotaxin-1, a key regulator of immuno-inflammation. We recently announced the acceptance of an Investigational New Drug (IND) application for bullous pemphigoid (BP) by the U.S. FDA. This will allow us to add U.S. clinical sites, including Mount Sinai for our Phase 2 clinical trial and EU sites, upon regulatory clearance there. We intend to follow the same regulatory approach for the ulcerative colitis (UC) clinical trial and believe this clearance may allow us to complete our BP clinical trial in the first half of 2016 and UC clinical trial by the end of 2016. We expect our recent July financing will allow for the completion of both studies which are significant clinical milestones for bertilimumab.”

Recent Highlights

•	IND application for bertilimumab in BP accepted by the U.S. FDA
•	Dr. Daniel Teper, CEO, initiated up to $250,000 10b5-1 stock purchase plan
•	Boris Shor joins Immune from Pfizer as executive director of R&D and scientific partnerships
•	Received guidance from a liver disease scientific advisory board for a pre-clinical and clinical plan to evaluate the relevance of bertilimumab for inflammatory liver diseases such as NASH and PSC
•	Received guidance from a pain scientific advisory board to support AmiKet/AmiKet Nano partnering based on a streamlined Phase 3 clinical trial program, and improved target product profile with a broad neuropathic pain label and a novel AmiKet Nano formulation
•	Received gross proceeds of $16.5 million with access to an additional $5.0 million in gross proceeds prior to June 15, 2016, subject to certain clinical milestones and other conditions

Upcoming Milestones and 2016 Priorities

Immune plans to build shareholder value by striving to achieve key strategic objectives, including:

•	Continuing patient enrollment in UC and BP clinical trials in Israel, Europe and United States

•	Orphan Designation for bertilimumab in BP
•	Clinical results for bertilimumab Phase 2 clinical trial in BP

•	Clinical results for bertilimumab Phase 2 clinical trial in UC

•	Filings of U.S. and EU IND for bertilimumab in multiple indications
•	On-going development of topical nano- cyclosporine for moderate atopic dermatitis and moderate psoriasis
•	Initiation of AmiKet/ AmiKet Nano pivotal development by a corporate partner
•	Structuring of an oncology business unit and seeking financing of immuno-oncology pipeline

Third Quarter 2015 Financial Results

Third quarter total operating expenses, including research and development and general and administrative expenses decreased by approximately $3.0 million to $3.3 million compared with $6.4 million during the third quarter of 2014. This decrease was primarily due to reductions in non-cash employee stock compensation expense.

As of September 30, 2015, cash and cash equivalents were $9.0 million and approximately 29 million common shares outstanding.

Our quarterly report on Form 10-Q for the quarter ended September 30, 2015 will be filed with the SEC.

Conference Call

Immune will host a quarterly conference call and corporate update this morning, Thursday, November 12, 2015, at 11am EDT. Domestic callers (toll-free US and Canada) may dial (866) 373-3402 and International callers dial (201) 689-7825. A live and recorded audio webcast will be available by visiting the Company’s website at www.immunepharmaceuticals.com

IMMUNE PHARMACEUTICALS INC. CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTHS ENDED 2015

Immune Pharmaceuticals Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30, 2015 (Unaudited)	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$8,956	$6,767
Restricted cash	70	21
Other current assets	288	99
Total current assets	9,314	6,887
Property and equipment, net	56	41
In-process research and development acquired	27,500	27,500
Intangible assets, net	3,187	3,415
Security deposits	199	21
Total assets	$40,256	$37,864

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,248	$1,243
Accrued expenses	1,526	4,133
Due to related parties	-	30
Derivative financial instruments, warrants	192	-
Notes and loans payable, current portion	391	2,011
Total current liabilities	3,357	7,417
Grants payable	465	469
Notes and loans payable, net of current portion	3,271	1,564
Series D preferred stock derivative liability	7,646	-
Deferred tax liability	10,870	10,870
Total liabilities	25,609	20,320

Series D preferred stock, par value $0.0001, 12,000 shares authorized, 1,247 shares issued and 1,163 shares outstanding as of September 30, 2015 and 0 shares issued and outstanding as of December 31, 2014	2,082	-

Commitments and contingencies

Stockholders’ Equity
Series C preferred stock, par value $0.0001; 15,000 shares authorized, 4,320 shares available for issuance, 10 and 2,832 shares issued and outstanding, as of September 30, 2015 and December 31, 2014, respectively	3	821
Undesignated preferred stock, par value $0.0001; 5,000,000 shares authorized, 4,973,000 shares available for issuance, none issued and outstanding, as of September 30, 2015 and December 31, 2014, respectively	-	-
Common stock, $0.0001 par value; authorized 225,000,000 shares; 28,907,278 and 23,975,358 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	3	2
Additional paid-in capital	70,519	62,550
Accumulated deficit	(57,960)	(45,829)
Total stockholders’ equity	12,565	17,544
Total liabilities and stockholders’ equity	$40,256	$37,864

Immune Pharmaceuticals Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Licensing and other revenue	$-	$-	-	2

Costs and expenses:
Research and development	1,127	2,690	3,404	4,014
General and administrative	2,227	3,718	6,211	8,294
Total costs and expenses	3,354	6,408	9,615	12,308
Loss from operations	(3,354)	(6,408)	(9,615)	(12,306)

Non-operating income (expense):
Interest expense	(197)	(102)	(363)	(370)
Change in fair value of derivative instruments –loss	(141)	(2,322)	(141)	(478)
Loss on extinguishment of debt	(465)	-	(465)	-
Warrant amendment expense	-	(3,145)		(3,145)
Other income (expense), net	(3)	36	(8)	(161)
Total non-operating expense	(806)	(5,533)	(977)	(4,154)
Net loss before income taxes	(4,160)	(11,941)	(10,592)	(16,460)
Income tax expense	-	-	-	—
Net income (loss)	$(4,160)	$(11,941)	(10,592)	(16,460)
Series C preferred dividend	(7)	(38)	(121)	(314)
Deemed dividend	(5,363)	(172)	(5,363)	(616)
Net loss attributable to common stockholders	$(9,530)	$(12,151)	(16,076)	(17,390)
Basic and diluted net loss per common share	$(0.35)	$(0.73)	(0.63)	(1.67)

Weighted average number of common stock outstanding used in computing net loss per common share:
Basic and diluted net loss per common share:	27,418,854	16,708,396	25,490,630	10,390,076

About Immune Pharmaceuticals

Immune Pharmaceuticals applies a personalized approach to treating and developing novel, highly-targeted antibody therapeutics to improve the lives of patients with inflammatory diseases and cancer. Immune's lead product candidate, bertilimumab, is in clinical development for moderate-to-severe ulcerative colitis as well as for bullous pemphigoid, an orphan auto-immune dermatological condition. Other indications being considered for development include atopic dermatitis, Crohn's disease, severe asthma and NASH (inflammatory liver disease). Immune recently expanded its portfolio in immuno-dermatology with topical nano-formulated Cyclosporine A for the treatment of psoriasis and atopic dermatitis. Immune's pipeline also includes NanomAbs®, antibody nano-conjugates, for the targeted delivery of chemotherapeutics. Immune's non-core pipeline includes AmiKet™, a late clinical stage drug candidate for the treatment of neuropathic pain. For more information, visit Immune's website at www.immunepharmaceuticals.com

For more information, visit Immune's website at www.immunepharmaceuticals.com

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal" or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include, but not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that clinical trials for Bertilimumab or AmiKet will not be successful; the risk that Bertilimumab, AmiKet or compounds arising from our NanomAbs program will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet on attractive terms, on a timely basis or at all; the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger- scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings, which are available at www.sec.gov or at www.immunepharmaceuticals.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors. We expressly disclaim any obligation to publicly update any forward looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Christine J. Petraglia, Director Investor Relations

Immune Pharmaceuticals Inc.

646.440.9310

christine.petraglia@immunepharma.com

Media:

Kristie Kuhl

Finn Partners

Kristie.kuhl@finnpartners.com

212 583 2791